Exhibit 11

February 27, 2015	ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE, SUITE 3800 MILWAUKEE, WISCONSIN 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com CLIENT/MATTER NUMBER 035194-0102

Parnassus Funds 1 Market Street Suite 1600 San Francisco, California 94105

Ladies and Gentlemen:

We have acted as counsel for you in connection with the preparation of a Registration Statement on Form N-14 (the “Registration Statement”) relating to the issuance of units of beneficial interest (such units of beneficial interest being hereinafter referred to as the “Shares”) by the Parnassus Mid Cap Fund (the “Mid Cap Fund”), a series of Parnassus Funds (the “Company”), in connection with the Mid Cap Fund’s acquisition of the assets and liabilities of the Parnassus Small Cap Fund, another series of the Company, in the manner set forth in the Registration Statement. In this connection we have examined: (a) the Registration Statement; (b) the Company’s Amended and Restated Declaration of Trust and By-laws, as amended to date; (c) the Company’s trust proceedings relative to the authorization for issuance of the Shares of Mid Cap Fund; (d) the Plan of Acquisition and Liquidation; and (e) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

Based upon the foregoing, we are of the opinion that the Shares of the Mid Cap Fund when issued as contemplated in the Registration Statement will be legally issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

Very truly yours,

/s/ Foley & Lardner LLP

FOLEY & LARDNER LLP

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